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                                                         Registration No.33-8043



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         Post-Effective Amendment No. 1
                                       To
                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933


                           K-TRON INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


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
         New Jersey                                                                   22-1759452
(State or other jurisdiction of                                         (I.R.S. Employer Identification No.)
 incorporation or organization)


Routes 55 & 553, Pitman, New Jersey                                                     08071
(Address of Principal Executive Offices)                                            (Zip Code)
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                         1981 K-Tron International, Inc.
                          Employee Stock Purchase Plan
                            (Full title of the plan)


                              Edward B. Cloues, II
                      Chairman and Chief Executive Officer
                           K-Tron International, Inc.
                                Routes 55 and 553
                          Pitman, New Jersey 08071-0888
                     (Name and address of agent for service)


                                 (856) 589-0500
          (Telephone number, including area code, of agent for service)


                                   Copies to:
                            Timothy Maxwell, Esquire
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000
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      This post-effective amendment is being filed to deregister the 38,472 shares of K-Tron International, Inc. common stock, par value $.01 per share, that remain unsold upon the termination of the 1981 K-Tron International, Inc. Employee Stock Purchase Plan.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pitman, New Jersey on this 21st day of September, 2001.

                                    K-Tron International, Inc.


                                    By:  /s/ Edward B. Cloues, II
                                        ---------------------------------------
                                           Edward B. Cloues, II
                                           Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

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
Signature                        Title                     Date

/s/ Edward B. Cloues, II         Chairman, Chief           September 21, 2001
----------------------------     Executive Officer and
Edward B. Cloues, II             Director


/s/ Ronald R. Remick             Senior Vice President     September 21, 2001
----------------------------     and Chief Financial
Ronald R. Remick                 Officer


/s/ Norman Cohen                 Director                  September 21, 2001
----------------------------
Norman Cohen

/s/ Robert A. Engel              Director                  September 21, 2001
----------------------------
Robert A. Engel

/s/ Richard J. Pinola            Director                  September 21, 2001
----------------------------
Richard J. Pinola

/s/ Dr. Hans-Jurg Schurmann      Director                  September 21, 2001
----------------------------
Dr. Hans-Jurg Schurmann
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